Exhibit 10.3
FORM OF
STOCK ESCROW AGREEMENT
     This STOCK ESCROW AGREEMENT, dated as of                                         , 2008 (the “Agreement”) is entered into by and among FinTech Acquisition Corp., a Delaware corporation (“Company”), the undersigned parties listed as Initial Stockholders on the signature page hereto (collectively, the “Initial Stockholders”) and American Stock Transfer & Trust Company, a New York corporation (“Escrow Agent”).
     WHEREAS, the Company has entered into an Underwriting Agreement, dated                                         , 2008 (the “Underwriting Agreement”) with UBS Securities LLC acting as representative of the several underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase 10,000,000 units (not including the Underwriters’ over-allotment option) (the “Units”) of the Company, with each Unit consisting of one share of the Company’s common stock, par value $.0001 per share (the “Common Stock”), and one warrant (“Warrant”), with each Warrant being exercisable to purchase one share of Common Stock, all as more fully described in the Company’s final prospectus, dated                                         , 2008 (“Prospectus”) comprising part of the Company’s Registration Statement on Form S-1 (File No. 333-149977) (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended, declared effective on                                         , 2008 (the “Effective Date”);
     WHEREAS, solely for the purpose of covering over-allotments, the Company has granted to the Underwriters the option to purchase from the Company up to an additional 1,500,000 Units (the “Overallotment Option”);
     WHEREAS, the Initial Stockholders have agreed as a condition of the Underwriters’ obligation to purchase the Units pursuant to the Underwriting Agreement and to offer them to the public to (i) deposit all of their Units of the Company, as set forth opposite their respective names in Exhibit A attached hereto (collectively, the “Escrow Units”), as well as certificates representing the shares of common stock (the “Escrow Common Shares”) and warrants (the “Escrow Warrants”) underlying the Escrow Units and (ii) deposit the 3,300,000 Warrants TBBK Acquisitions I, LLC has agreed to purchase from the Company at a price of $1.00 per warrant in a private placement pursuant to a warrant agreement between the Company and Escrow Agent as trustee thereunder (the “Warrant Agreement”) immediately before the completion of the offering (collectively, the “Additional Escrow Warrants”, and together with the Escrow Common Shares and the Escrow Warrants, the “Escrow Securities”), in escrow as hereinafter provided; and
     WHEREAS, the Company and the Initial Stockholders desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.
     NOW, THEREFORE, in consideration of the foregoing, of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, each Initial Stockholder and the Escrow Agent hereby agree as follows:
     1. Appointment of Escrow Agent. The Company and the Initial Stockholders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.
     2. Deposit of Escrow Securities. On or before the Effective Date, each of the Initial Stockholders shall have delivered to the Escrow Agent certificates representing their respective Escrow Securities as set forth opposite their respective names on Exhibit A hereto, which certificates shall remain in the name of such Initial Stockholder or in the name of such Initial Stockholder’s Permitted Transferee (as defined below), to be held and disbursed subject to the terms and conditions of this Agreement. Each Initial Stockholder acknowledges that the certificate representing such Initial Stockholder’s Escrow Securities bears a legend to reflect the deposit of such Escrow Securities under this Agreement.
     3. Disbursement of the Escrow Securities. The Escrow Agent shall hold the Escrow Units, Escrow Common Shares and Escrow Warrants until the date that is one year after the consummation of a Business Combination (as such term is defined in the Amended and Restated Certificate of Incorporation as in effect on the date hereof) and the Additional Escrow Warrants until the completion of a Business Combination (each such period, an “Escrow Period”), on which date it shall, upon written instructions from each Initial Stockholder, disburse each of the Initial Stockholder’s Escrow Securities to such Initial Stockholder; provided, however, that at the end of the 30-day period in which the Underwriters may exercise their over-allotment option to purchase an additional 1,500,000 Units of the Company (as described in the Registration Statement), the Company shall give the Escrow Agent notice with respect to the amount, if any, of the over-allotment that was exercised by the Underwriters and, upon such notice, the Initial Shareholders agree that the Escrow Agent shall return to the Company for cancellation, at no cost, such number of Units as directed by the Company in writing, provided further, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during each Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Securities. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 3.
     4. Rights of Initial Stockholders in Escrow Securities.
          4.1 Voting Rights as a Stockholder. Subject to the terms of the Insider Letter described in Section 4.4 hereof and except as herein provided, the Initial Stockholders shall retain all of their rights as stockholders of the Company during each Escrow Period, including, without limitation, the right to vote the Escrow Common Shares.
          4.2 Dividends and Other Distributions in Respect of the Escrow Securities. During each Escrow Period, all dividends payable in cash with respect to the Escrow Securities shall be paid to the Initial Stockholders, but all dividends or other distributions made by the Company during the Escrow Period payable in shares of Common Stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Securities” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.
          4.3 Restrictions on Transfer. During each Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Securities except to permitted transferees which includes: (i) the Company’s officers or directors or any affiliates or family members of any of its officers or directors; (ii) a member of an Initial Stockholder’s immediate family or a trust (the beneficiary of which is a member of the Initial Stockholder’s immediate family, an affiliate of the Initial Stockholder or a charitable organization) or a charitable organization, who in each case receives such Escrow Securities as a gift; (iii) any person who receives such Escrow Securities by virtue of the laws of descent and distribution upon death of the Initial Stockholder; or (iv) any person who receives such Escrow Securities pursuant to a qualified domestic relations order (each such transferee, a “Permitted Transferee”); provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter and Warrant Agreement signed by the Initial Stockholder transferring the Escrow Securities. During each Escrow Period, the Initial Stockholders shall not pledge or grant a security interest in the Escrow Securities or grant a security interest in their rights under this Agreement.
          4.4 Insider Letters. Each of the Initial Stockholders has executed a letter agreement with UBS Securities LLC acting as representative of the Underwriters, and the Company, the form of which is filed as an exhibit to the Registration Statement, regarding the rights and obligations of such Initial Stockholder in certain events described therein, including, without limitation, upon the liquidation of the Company (such letter agreement, the “Insider Letter”).
          4.5 Escrow Warrants. TBBK Acquisitions I, LLC acknowledges that the Escrow Warrants are subject to the restrictions on exercise and transfer during the Escrow Period as specified in the Warrant Agreement.
     5. Concerning the Escrow Agent.
          5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

     5.2 Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.
     5.3 Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder, as set forth on Exhibit B hereto. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.
     5.4 Further Assurances. From time to time on and after the date hereof, the Company and the Initial Stockholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.
     5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over the Escrow Securities held hereunder to a successor escrow agent appointed by the Company. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Securities with a State or Federal court located in New York County, New York, provided the Escrow Agent provides notice of such deposit to the Company and the Initial Stockholders in accordance with Section 6.7 hereof.
     5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly; provided, however, that such resignation shall become effective only upon the appointment by a successor escrow agent as provided for in Section 5.5.

          5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.
          5.8 Waiver. The Escrow Agent hereby waives any and all right, title, interest or claim of any kind (each, a “Claim”) in or to any distribution of the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Escrow Agent as trustee thereunder), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.
     6. Miscellaneous.
          6.1 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York located in New York County or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 6.6 hereof. Such mailing shall be deemed personal services and shall be legal and binding upon the Company in any action, proceeding or claim.
          6.2 Third Party Beneficiaries. Each of the Initial Stockholders hereby expressly acknowledges and agrees that the Underwriters are third party beneficiaries of this Agreement and this Agreement may not be modified, amended or changed without the prior written consent of UBS Securities LLC.
          6.3 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to be charged.
          6.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.
          6.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.
          6.6 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by private national courier service, or be mailed, certified or registered mail, return receipt requested, postage prepaid or via facsimile, and shall be deemed given when so delivered personally or, if sent by private national courier service, on the next business day after delivery to the courier, or, if mailed, two business days after the date of mailing, or if sent via facsimile, the next business day after transmission of the facsimile, as follows:
If to the Company, to:
FinTech Acquisition Corp.
405 Silverside Road,
Wilmington, Delaware 19089
Attn: Secretary
Fax No.: (302) 385-5117
If to a Stockholder, to his, her or its address set forth in Exhibit A.
and if to the Escrow Agent, to:
American Stock Transfer & Trust Company
59 Maiden Lane, Plaza Level
New York, New York 10038
Attn: Herbert Lemmer
Fax No.: (718) 331-1852
A copy of any notice sent hereunder shall be sent to:
Clifford Chance US LLP
31 West 52nd Street
New York, New York
Attn: Andrew S. Epstein, Esq.
Fax No.: (212) 878-8375
and
Ledgewood, P.C.
1900 Market Street, Suite 750
Philadelphia, Pennsylvania 19103
Attn: J. Baur Whittlesey, Esq.
Fax No.: (215) 735-2513
and
UBS Securities LLC
299 Park Avenue
New York, New York 10171
Attn: Syndicate Department
Fax No.: (212) 878-8375

     The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.
          6.7 Liquidation of Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period(s) specified in the Prospectus.
          6.8 Counterparts. This Agreement may be executed in several counterparts each one of which shall constitute an original and may be delivered by facsimile transmission and together shall constitute one instrument.
[Signature Page Follows]

     IN WITNESS WHEREOF, this Stock Escrow Agreement has been duly executed by the parties hereto as of the day and year first above written.

FINTECH ACQUISITION CORP.

By:
Name:
Title:

Betsy Z. Cohen, as Initial Stockholder

Frank M. Mastrangelo, as Initial Stockholder

Daniel G. Cohen, as Initial Stockholder

Peter Chiccino, as Initial Stockholder

Jeremy Kuiper, as Initial Stockholder

Walter T. Beach, as Initial Stockholder

Michele A. Fitzpatrick, as Initial Stockholder

T. Stephen Johnson, as Initial Stockholder

Raymond Moyer, as Initial Stockholder

Jill Kelly, as Initial Stockholder

John Barbella, as Initial Stockholder
Signature Page to FinTech Acquisition Corp. Stock Escrow Agreement

Martin F. Egan, as Initial Stockholder

Arthur Birenbaum, as Initial Stockholder

Jim Hilty, as Initial Stockholder

Don McGraw, as Initial Stockholder

Scott Megargee, as Initial Stockholder

Brian Berry, as Initial Stockholder

Joyce Mehlman, as Initial Stockholder

Sandy Reel, as Initial Stockholder

Nancy Rosenau, as Initial Stockholder

TBBK Acquisitions I, LLC, as Initial Stockholder

By:
Name:
Title:

AMERICAN STOCK TRANSFER & TRUST COMPANY
By:
Name:
Title:

Signature Page to FinTech Acquisition Corp. Stock Escrow Agreement

EXHIBIT B
Escrow Agent Fees
$                                         annually for acting agent escrow fee.
Initial acceptance fee and first year agent fee to be paid at closing.